Joint Filer Information

Names:	Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Private Design Fund III, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	aTyr Pharma, Inc. [LIFE]

Date of Earliest Transaction Required To be Reported:	May 12, 2015

The undersigned, Deerfield Mgmt, L.P., Deerfield Mgmt III, L.P.,  Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P. and  Deerfield Private Design Fund III, L.P. are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of aTyr Pharma, Inc.

Signatures:

DEERFIELD MGMT, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT III, L.P. By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND III, L.P. By: Deerfield Mgmt III, L.P., General Partner By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD SPECIAL SITUATIONS FUND, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact